UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2017

Wincash Apolo Gold & Energy, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-27791	98-0412805
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Flat 701, 7/F, Wing On Plaza, Mody Road, Tsim Sha Tsui East, Kowloon, Hong Kong

(Address of Principal Executive Offices) (Zip Code)

(852) 9601 5688

Registrant’s telephone number, including area code

_______________________________________________

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). ☐ Yes    ☒ No

Item 1.01 Entry into Material Agreement.

On December 12, 2017 Wincash Apolo Gold & Energy, Inc. (APLL) and its wholly owned subsidiary, Gain First Group Corporation (“GFG”), entered into a Sole Sales Agency Agreement – South-East Asia (the “Agreement”) with De Lasselle Ltd. De Lasselle is a wine producer with production facilities located in France. Under the terms of the Agreement, GFG will act as De Lasselle’s sole sales agent to distribute its wine in South-East Asia, including Vietnam, Thailand, Malaysia, Indonesia, Cambodia, Myanmar, and Singapore. In consideration for appointment of GFG as De Lasselle’s sole sales agent in South-East Asia, APLL issued 75,000,0000 shares of its common stock to De Lasselle.

Item 3.02 Unregistered Sale of Equity Securities.

On December 12, 2017 the Registrant issued 75,000,000 shares of its common stock pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933. The offering was not a public offering as defined in Section 4(2) due to the limited number of persons that received the shares and the manner of the offering. In addition, the Purchaser represented that it had the necessary investment intent as required by Section 4(2) and agreed to and received share certificates bearing a legend that stated that the securities were restricted pursuant to Rule 144 of the Securities Act.

The specifics of this transaction are described in Item 1.01 above.

Item 9.01 Exhibits.

10.1	Sales Agency Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Wincash Apolo Gold & Energy, Inc.

Date: December 18, 2017	By:	/s/ Jeffrey Firestone
Jeffrey Firestone – Director & President

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